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                                                                    EXHIBIT 5



                                          March 13, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:   $7,500,000 ERISA Parity Savings and Investment Plan Obligations

Ladies and Gentlemen:

      As General Counsel of Solutia Inc., a Delaware corporation having its general offices at 10300 Olive Boulevard, St. Louis, Missouri 63166-6760 (the "Company"), I am familiar with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), covering $7,500,000 of Solutia Inc. ERISA Parity Savings and Investment Plan Obligations (the "Obligations"), which may be issued pursuant to the Solutia Inc. ERISA Parity Savings and Investment Plan (the "Plan").

      I am also familiar with the Company's certificate of incorporation and by-laws as now in effect, and with all corporate and other proceedings taken by the Board of Directors relative to the authorization of the Plan, including the issuance of the Obligations.

      It is my opinion that the Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and that the Obligations, when issued and delivered as contemplated by the Registration Statement and the Plan, will be duly authorized and will constitute valid and binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principles of equity.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to its use in connection therewith. I further consent to the reference to Solutia's counsel in the "Commitments and Contingencies" note to the financial statements incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated by reference in this Registration Statement. My consent to the reference to Solutia's counsel in the note is not an admission that the consent is required by Section 7 of the Securities Act.

                                          Very truly yours,



                                          /s/ Karl R. Barnickol
                                          ------------------------------
                                          Karl R. Barnickol
                                          General Counsel
                                          Solutia Inc.


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